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                                                                  EXHIBIT 10.10


                               FIRST AMENDMENT TO
                               ADVISORY AGREEMENT


          THIS FIRST AMENDMENT TO ADVISORY AGREEMENT is made as of May ___, 1997, by and between WESTFIELD AMERICA, INC., a Missouri corporation (formerly known as CenterMark Properties, Inc.) ("Owner"), and WESTFIELD U.S. ADVISORY, L.P., a Delaware limited partnership ("Advisor").

                              W I T N E S S E T H:


          WHEREAS, Owner and Advisor are parties to that certain Advisory Agreement (the "Original Advisory Agreement"), dated as of July 1, 1996; and

          WHEREAS, Owner and Advisor desire to amend the Original Advisory Agreement in the manner hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Advisor agree as follows:

          1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Original Advisory Agreement.

          2. AMENDMENT TO SECTION 3.1. Section 3.1 of the Original Advisory Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

               "3.1.  ADVISORY FEE:

                    The Owner shall pay to the Advisor an annual Advisory
               Fee equal to the lesser of (a) .55% of the Net Equity Value of the Owner for such annual period, or (b) 25% of the annual "Funds from Operations" (as hereinafter defined) in excess of the "Advisory FFO Amount" (as hereinafter defined). The Advisory Fee shall be paid in U.S. Dollars and shall be payable quarterly in arrears at the end of each calender quarter based on the budgeted annual Advisory Fee for the then calender year, subject to final adjustment within 90 days after the end of each calender year. The Advisory Fee shall not be payable for the period through December 31, 1997. The first payment on account of the Advisory Fee shall be made on March 31, 1998 for the quarterly period from January 1, 1998 through March 31, 1998.

                    "Funds from Operations" means net income (loss) (computed in accordance with generally accepted accounting


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               principles ("GAAP")) excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for consolidated partnerships and joint ventures. Additionally, leasing commissions which are capitalized in accordance with GAAP are subtracted. Funds from Operations shall be calculated before payment of or deduction for the Advisory Fee.

                    "Advisory FFO Amount" means, as of the date hereof,
               $_____________, which amount shall be subject to adjustment whenever the Owner issues additional common stock so as to be equal to the sum of the then applicable Advisory FFO Amount and the "FFO Adjustment Factor" (as hereinafter defined). The FFO Adjustment Factor shall be equal to 103% (except that 100% shall be used with respect to common stock issued under the Owner's dividend reinvestment plan) multiplied by (a) a fraction the numerator of which is the aggregate "Funds from Operations Available for Common Stock" (as hereinafter defined) of the Owner for each of the four full calendar quarters immediately preceding the date of the new issuance and the denominator of which is the aggregate number of shares of common stock (on a fully diluted basis as required by GAAP) of the Owner then outstanding immediately prior to the date of the new issuance multiplied by
               (b) the number of shares of common stock issued in the new issuance (on a fully diluted basis as required by GAAP). "Funds From Operations Available for Common Stock" means Funds from Operations less (i) the Advisory Fee payable for the applicable four full calendar period, and (ii) dividends paid or accrued on the Owner's preferred shares during the applicable four full calendar quarter period."

          3. AMENDMENT TO SECTION 3.3. Section 3.3 of the Original Advisory Agreement is hereby amended by (i) deleting the period at the end of Section 3.3(b) and substituting "; and" therefor and (ii) inserting the following as new subparagraph (c):

               "(c) all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Owner to any transfer agent and registrar in connection with the listing and trading of the Owner's stock on the New York Stock Exchange, the fees payable by the Owner to the New York Stock Exchange in connection with its listing, costs of preparing, printing and mailing the Owner's annual report to its shareholders and proxy materials with respect to any annual meeting of the shareholders of the Owner."


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          4.  AMENDMENT TO SECTION 4.1.  Section 4.1 of the Original Advisory
Agreement is hereby amended by deleting subsections A and B thereof in their entirety and substituting the following therefor:

              "A. TERM. From and after the date of the First Amendment to Advisory Agreement, dated as of May ___, 1997, between Owner and Manager, the term of this Agreement shall be for an initial term of three years expiring on May ___, 2000. Thereafter, until this Agreement is terminated in accordance with its terms, this Agreement shall be deemed renewed automatically each year for an additional one year period unless the trustee (the "WAT Trustee") of the Westfield America Trust, an Australia publicly listed property trust, and 75% of the Independent Directors (as such term is defined in the Third Amended and Restated Articles of the Owner) of the Owner's Board of Directors agree that either (i) there has been unsatisfactory performance that is materially detrimental to the Owner or (ii) the fees payable to Advisor are not fair, PROVIDED that Owner shall not have the right to terminate this Agreement under clause (ii) above if Advisor agrees to continue to provide advisory services for the Property at a fee that the WAT Trustee and 75% of the independent members of the Board have determined to be fair and PROVIDED FURTHER that the WAT Trustee's agreement with respect to the matters set forth in clauses (i) or (ii) will only be required if the WAT Trustee is the owner of 10% or more of the outstanding capital stock of the Owner.
          If Owner shall elect not to renew the term of this Agreement at the expiration of the initial term or any extended term as set forth above, Owner shall deliver to Advisor prior written notice of Owner's determination not to renew this Agreement based on the terms set forth in this subparagraph A not less than 30 days prior to the expiration of the then existing term. If Owner elects not to renew this Agreement, Owner shall designate the date, not less than 60 nor more than 180 days from the date of the notice, on which Advisor shall cease to provide services hereunder and this Agreement shall terminate on such date.

               B. NON-CURABLE TERMINATING EVENTS. (i) The Owner may terminate this Advisory Agreement on not less than 30 days written notice to Advisor upon the occurrence of any of the following events:

                    (x) the Bankruptcy of Advisor; or

                    (y) an act of fraud, embezzlement or theft constituting a
               felony against Owner or its Affiliates which causes it material injury is perpetrated by Advisor or by Developer or by Manager in its corporate capacity (as distinguished from the acts of any employees of such entities which are taken without the approval or complicity of the Board of Directors of such entities' managing general partner) under this Agreement, the Management Agreements, the Development Framework


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               Agreements, any Development Agreement or any Leasing Agreement.

               (ii) This Agreement shall terminate if Advisor shall notify Owner that advisory services shall cease to be one of the principal business undertakings of Westfield Holdings Limited in the United States, PROVIDED that this Advisory Agreement shall continue for a period of 180 days after delivery of such notice to Owner if Owner shall be reasonably satisfied with Advisor's ability to continue providing the services required hereunder during such period."

          5. RATIFICATION. Except as amended hereby, the Original Advisory Agreement is hereby ratified and remains in full force and effect.

          6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had all signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one more additional signature pages.

          7. EFFECTIVE DATE. This Amendment shall be effective as of the closing of the initial public offering of common stock of the Owner pursuant to its Registration Statement on Form S-11 (No. 333-22731).


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                       OWNER:

                                            WESTFIELD AMERICA, INC.



                                            ----------------------------------
                                            Name:
                                            Title:





                                       ADVISOR:

                                            WESTFIELD U.S. ADVISORY, L.P.


                                            By:  Westfield Services, Inc.
                                                  a general partner


                                                 By:
                                                     -------------------------
                                                     Name:
                                                     Title:


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